EXHIBIT 99.1

DTS Reports Fourth Quarter and Fiscal 2011 Results

Network-Connected Markets and Blu-ray Expected to Drive Growth in 2012

CALABASAS, Calif., Feb. 22, 2012 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI) today announced financial results for the fourth quarter and fiscal year ended December 31, 2011.

For the fourth quarter of 2011 revenue increased 8% to $29 million, and net income from continuing operations increased 15% to $7.1 million, or $0.42 per diluted share. This compares to revenue of $26.9 million and net income from continuing operations of $6.1 million, or $0.34 per diluted share, reported in the same period of 2010. Revenue from royalty recoveries was $1.6 million in the fourth quarter of 2011 as compared to $1.7 million in the same period of the prior year.

Non-GAAP income from continuing operations increased 14% to $8.8 million, or $0.52 per diluted share net of tax, compared to $7.7 million, or $0.43 per diluted share, reported in the fourth quarter of 2010.

For fiscal year 2011, revenue increased 11% to $96.9 million, as compared to revenue of $87.1 million in the prior year. Revenue from royalty recoveries for 2011 was $2.0 million as compared to $3.6 million in the prior year. Net income from continuing operations increased 22% to $18.3 million, or $1.04 per diluted share, in 2011, as compared to $15.0 million, or $0.84 per diluted share, reported in 2010.

Non-GAAP income from continuing operations increased 20% to $24.7 million, or $1.40 per diluted share as compared to $20.5 million, or $1.15 per diluted share, reported in the prior year.

The GAAP to non-GAAP reconciling items for the quarters and fiscal years ended December 31, 2011 and 2010 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations portion of our website at www.DTS.com.

During the year DTS repurchased 1,000,000 shares of common stock in the open market at an average per share cost of $32.30. The Company closed the year with cash and investments of $92.6 million.

"We achieved a number of important milestones in 2011, generating $96.9 million in revenue, $1.40 in non-GAAP EPS and over $24 million in cash from operations," commented Jon Kirchner, chairman and CEO of DTS, Inc. "We made important strategic progress across the business, including significant strides in expanding our business into the network-connected space, which contributed nearly 20% of total revenues in 2011. In physical media, Blu-ray represented over 35% of total revenue in 2011, and we expect it to contribute to growth in our business over the next few years.

"The industry trend toward cloud-based entertainment delivery has substantially expanded our addressable market with mobile phones, tablets, network-connected TV's and digital media players increasingly being used to playback high definition entertainment. DTS technologies are an essential part of that experience. We are pleased with our progress with key partners such as Fujitsu, Huawei, Intel, LG, Panasonic, Pantech, Samsung and Sharp, and we look forward to expanding upon these relationships in 2012.

"Currently, based on accelerating growth in network-connected entertainment and contributions from the Blu-ray and automotive markets, we expect 2012 revenue to be in the range of $112 to $116 million, non-GAAP operating margins of approximately 40%, and non-GAAP EPS to be in the range of $1.60 to $1.65 per diluted share, excluding the impact of both stock-based compensation and amortization of intangibles, and the estimated tax impact of those items. The company expects stock-based compensation in the range of $0.37 to $0.38 per share net of tax in 2012. On a GAAP basis, we expect operating margins to remain at approximately 30%, and EPS to be in the range of $1.18 to $1.22 per diluted share. Finally, we believe the substantial share repurchase program announced today communicates our confidence in our long-term prospects as well as our commitment to building shareholder value," concluded Kirchner.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, and certain restructuring charges. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Conference Call Information for Wednesday, February 22, 2012

DTS will broadcast a conference call today, Wednesday, February 22, 2012, starting at 1:30 p.m. Pacific Time. To access the conference call, dial 1-877-941-2068 or 1-480-629-9712 (outside the U.S. and Canada). The live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com. A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 3:30 p.m. Pacific Time on February 22, 2012 through March 1, 2012, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering the pass code 4505402#.

About DTS, INC.

DTS, Inc. (Nasdaq:DTSI) is dedicated to making digital entertainment exciting, engaging and effortless by providing state-of-the-art audio technology to hundreds of millions of DTS-licensed consumer electronics products worldwide. From a renowned legacy as a pioneer in multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc™ standard and is now increasingly deployed in enabling digital delivery of movies and other forms of digital entertainment on a growing array of network-connected consumer devices. DTS technology is in home theaters, car audio systems, PCs, game consoles, DVD players, televisions, digital media players, set-top boxes, smart phones, surround music software and every device capable of playing Blu-ray™ discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Silicon Valley, Washington, China, France, Hong Kong, Japan, South Korea, Taiwan, Singapore, and the United Kingdom. For further information, please visit www.dts.com. DTS, the Symbol, and DTS and the Symbol together, are registered trademarks of DTS, Inc. All other trademarks are the properties of their respective owners. © 2012 DTS, Inc. All rights reserved.

DTS-I

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the transition to the next generation optical drives and consumer adoption of such technology, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, the current financial crisis and global economic downturn, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of	As of
	December 31,	December 31,
	2011	2010

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 46,944	$ 41,744
Short-term investments	38,697	54,387
Accounts receivable, net of allowance for doubtful accounts of $251 and $226 at December 31, 2011 and 2010, respectively	5,322	6,078
Deferred income taxes	1,296	5,551
Prepaid expenses and other current assets	1,823	1,666
Income taxes receivable, net	2,591	2,099
Total current assets	96,673	111,525
Property and equipment, net	32,800	33,638
Intangible assets, net	6,549	7,525
Goodwill	1,257	1,257
Deferred income taxes	13,574	12,192
Long-term investments	6,922	5,313
Other assets	1,695	845
Total assets	$ 159,470	$ 172,295

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 1,056	$ 774
Accrued expenses	3,605	9,659
Deferred revenue	1,121	5,698
Total current liabilities	5,782	16,131
Other long-term liabilities	7,886	8,596

Stockholders' equity:
Preferred stock -- $0.0001 par value, 5,000 shares authorized at December 31, 2011 and 2010; no shares issued and outstanding	—	—
Common stock -- $0.0001 par value, 70,000 shares authorized at December 31, 2011 and 2010; 20,536 and 20,325 shares issued at December 31, 2011 and 2010, respectively; 16,536 and 17,325 outstanding at December 31, 2011 and 2010, respectively	3	3
Additional paid-in capital	192,819	180,708
Treasury stock, at cost - 4,000 and 3,000 shares at December 31, 2011 and 2010, respectively	(107,222)	(74,923)
Accumulated other comprehensive income	644	491
Retained earnings	59,558	41,289
Total stockholders' equity	145,802	147,568

Total liabilities and stockholders' equity	$ 159,470	$ 172,295

DTS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Unaudited)

Revenue	$ 29,012	$ 26,859	$ 96,922	$ 87,096
Cost of revenue	217	352	860	1,583
Gross profit	28,795	26,507	96,062	85,513
Operating expenses:
Selling, general and administrative	13,296	12,671	52,904	49,035
Research and development	3,780	3,918	13,539	12,075
Total operating expenses	17,076	16,589	66,443	61,110
Operating income	11,719	9,918	29,619	24,403
Interest and other income (expense), net	(11)	35	311	418
Income from continuing operations before income taxes	11,708	9,953	29,930	24,821
Provision for income taxes	4,631	3,806	11,661	9,781
Income from continuing operations	7,077	6,147	18,269	15,040
Income from discontinued operations, net of tax	--	7	--	1,001
Net income	$ 7,077	$ 6,154	$ 18,269	$ 16,041

Earnings per share - basic:
Income from continuing operations	$ 0.43	$ 0.36	$ 1.08	$ 0.88
Discontinued operations, net of tax	--	--	--	0.06
Net income	$ 0.43	$ 0.36	$ 1.08	$ 0.94

Earnings per share - diluted:
Income from continuing operations	$ 0.42	$ 0.34	$ 1.04	$ 0.84
Discontinued operations, net of tax	--	--	--	0.06
Net income	$ 0.42	$ 0.34	$ 1.04	$ 0.90

Weighted average shares used to compute net income per common share:
Basic	16,541	17,002	16,982	17,041
Diluted	17,004	17,843	17,575	17,805

DTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Unaudited)
Cash flows from operating activities:
Net income	$ 7,077	$ 6,154	$ 18,269	$ 16,041
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,470	1,222	5,337	4,881
Gain on sale of assets from discontinued operations	--	--	--	(2,000)
Stock-based compensation charges	2,527	1,959	9,283	7,325
Deferred income taxes	2,403	226	2,873	354
Tax benefits (shortfalls) from stock-based awards	238	(140)	314	628
Excess tax shortfalls (benefits) from stock-based awards	(245)	191	(275)	(508)
Other	92	104	454	163
Changes in operating assets and liabilities:
Accounts receivable	(1,984)	852	649	(347)
Prepaid expenses and other assets	(235)	(171)	(1,044)	(307)
Accounts payable, accrued expenses and other liabilities	(978)	2,508	(5,600)	5,646
Deferred revenue	(894)	1,780	(5,537)	6,615
Income taxes receivable	223	764	(492)	514
Net cash provided by operating activities	9,694	15,449	24,231	39,005
Cash flows from investing activities:
Purchases of held-to-maturity investments	(4,077)	(26,506)	(40,660)	(69,143)
Purchases of available-for-sale investments	(10,641)	--	(23,529)	--
Maturities of held-to-maturity investments	18,784	17,960	74,470	48,837
Maturities of available-for-sale investments	3,800	--	3,800	--
Sales of available-or-sale investments	--	--	--	2,250
Proceeds from the sale of assets from discontinued operations	--	--	--	2,000
Purchase of property and equipment	(614)	(598)	(3,057)	(3,172)
Purchase of intangible assets	(132)	(88)	(545)	(2,384)
Net cash provided by (used in) investing activities	7,120	(9,232)	10,479	(21,612)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock-based compensation plans	503	3,753	4,099	12,178
Repurchase and retirement of common stock for restricted stock tax withholdings	(74)	(319)	(1,585)	(1,132)
Excess tax benefits (shortfalls) from stock-based awards	245	(191)	275	508
Purchase of treasury stock	(5,489)	(1,067)	(32,299)	(29,425)
Net cash provided by (used in) financing activities	(4,815)	2,176	(29,510)	(17,871)
Net increase (decrease) in cash and cash equivalents	11,999	8,393	5,200	(478)
Cash and cash equivalents, beginning of period	34,945	33,351	41,744	42,222
Cash and cash equivalents, end of period	$ 46,944	$ 41,744	$ 46,944	$ 41,744

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Cost of revenue:
GAAP cost of revenue	$ 217	$ 352	$ 860	$ 1,583
Amortization of intangible assets	182	182	731	841
Stock-based compensation	4	1	12	10
Restructuring costs	--	51	--	51
Non-GAAP cost of revenue	$ 31	$ 118	$ 117	$ 681

Selling, general and administrative:
GAAP selling, general and administrative	$ 13,296	$ 12,671	$ 52,904	$ 49,035
Amortization of intangible assets	140	95	462	402
Stock-based compensation	2,076	1,340	7,622	5,791
Non-GAAP selling, general and administrative	$ 11,080	$ 11,236	$ 44,820	$ 42,842

Research and development:
GAAP research and development	$ 3,780	$ 3,918	$ 13,539	$ 12,075
Amortization of intangible assets	45	43	179	170
Stock-based compensation*	447	286	1,649	1,192
Restructuring costs*	--	603	--	603
Non-GAAP research and development	$ 3,288	$ 2,986	$ 11,711	$ 10,110

Operating income:
GAAP operating income	$ 11,719	$ 9,918	$ 29,619	$ 24,403
Amortization of intangible assets	367	320	1,372	1,413
Stock-based compensation*	2,527	1,627	9,283	6,993
Restructuring costs*	--	654	--	654
Non-GAAP operating income	$ 14,613	$ 12,519	$ 40,274	$ 33,463
Non-GAAP operating income as a % of revenue	50%	47%	42%	38%

Income from continuing operations:
GAAP income from continuing operations	$ 7,077	$ 6,147	$ 18,269	$ 15,040
Amortization of intangible assets	367	320	1,372	1,413
Stock-based compensation*	2,527	1,627	9,283	6,993
Restructuring costs*	--	654	--	654
Tax impact of the above items	(1,158)	(1,040)	(4,262)	(3,624)
Non-GAAP income from continuing operations	$ 8,813	$ 7,708	$ 24,662	$ 20,476

Non-GAAP diluted net income from continuing operations per share	$ 0.52	$ 0.43	$ 1.40	$ 1.15
Weighted average shares used to compute Non-GAAP net income from continuing operations per share	17,004	17,843	17,575	17,805

* For the three and twelve months ended December 31, 2010, restructuring costs include $332 of stock-based compensation.

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2012 GAAP guidance reconciled to non-GAAP financial targets included in this release.

	Fiscal Year 2012
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	29%	31%
Amortization of intangible assets	1	1
Stock-based compensation	9	10
Non-GAAP operating income as a % of revenue	39%	42%

Income from continuing operations per diluted share:

GAAP income from continuing operations per diluted share	$ 1.18	$ 1.22
Amortization of intangible assets	0.08	0.09
Stock-based compensation	0.62	0.63
Tax impact of the above items	(0.28)	(0.29)
Non-GAAP income from continuing operations per diluted share	$ 1.60	$ 1.65

Weighted average shares used to compute Non-GAAP income from continuing operations per diluted share	17.3	17.3
CONTACT: Investor Contacts:
         Erica Abrams or Matthew Hunt
         The Blueshirt Group for DTS
         415-217-7722
         erica@blueshirtgroup.com
         matt@blueshirtgroup.com

         Press Contact:
         Alan L. Cohen
         DTS, Inc.
         818-436-1081
         alan.cohen@dts.com